Exhibit 5.1

ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE
MILWAUKEE, WI 53202-5306
414.271.2400 TEL
414.297.4900 FAX
foley.com

WRITER’S DIRECT LINE
jlochmann@foley.com
414.297.5817

March 27, 2023

Regal Rexnord Corporation 200 State Street Beloit, Wisconsin 53511-6254

Ladies and Gentlemen:

We have acted as local counsel for Regal Rexnord Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 1,992,356 shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), that may be issued pursuant to the Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan (the “Plan”), which Plan has been assumed by the Company.

As such counsel, we have examined: (i) the Plan; (ii) the Registration Statement, including the exhibits filed therewith or incorporated by reference constituting a part of the Registration Statement; (iii) the Amended and Restated Articles of Incorporation of the Company; (iv) the Amended and Restated Bylaws of the Company; (v) resolutions of the Company’s Board of Directors relating to the Plan and the issuance of securities thereunder; and (vi) such other documents and records and certificates of government officials as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that the shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ FOLEY & LARDNER LLP

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